                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         General Motors Corporation
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[X]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

          $8,856,245.14
     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

          Form S-4 Registration Statement No. 333-02543
     -------------------------------------------------------------------------


     (3) Filing Party:

          Electronic Data Systems Holding Corporation
     -------------------------------------------------------------------------


     (4) Date Filed:

          April 16, 1996
     -------------------------------------------------------------------------

Notes:

This is the GM International Newsline for Friday, May 10, 1996, 9:30 a.m. EDT. AUDIO NEWSLINE NUMBER: 8-346-3136.

SMITH ADDRESSES GM EMPLOYEE SHAREHOLDERS ABOUT EDS SPLIT-OFF VOTE.... GM
Chairman, Chief Executive Officer and President Jack Smith addresses GM employee shareholders regarding the EDS split-off vote by saying, "As you know, on March 31, on the recommendation of GM Management, the GM Board of Directors unanimously approved the split-off of EDS from General Motors subject to obtaining stockholder approval. General Motors is now requesting the approval of the split-off and related matters from holders of its $1-2/3, Class E and Class H Common stocks. You will soon be receiving the Solicitation Statement/Prospectus together with a consent form which you will be asked to sign and return. The materials seek your approval of the proposed split-off of EDS from GM and certain related matters.

"EDS is currently a wholly-owned subsidiary of General Motors. As part of the split-off of EDS from GM: 1) each outstanding share of Class E Common stock will be converted into one share of EDS Common stock; 2) GM will receive $500 million in cash from EDS; and 3) GM and EDS will enter into a new Master Service Agreement and certain related agreements pursuant to which EDS will continue to serve as GM's principal supplier of information technology services. Following the Split-Off, EDS will be an independent, publicly held company, with shares of its Common stock traded on the New York Stock Exchange.

"The GM Board has determined that the Split-Off and related transactions are in the best interests of, and fair to, General Motors and each class of GM common stockholders. GM Management and the Board of Directors recommend that General Motors common stockholders approve the Split-Off and related transactions by executing and returning the consent form. The offer to exchange EDS common stock for Class E common stock is made only by means of the Solicitation Statement/Prospectus which you will receive.

"We urge you to read the solicitation materials carefully and request that you complete, date, sign and return the consent form as soon as possible. You may receive more than one set of the Solicitation materials if you own shares through a GM sponsored employee savings plan and if you also own shares of the GM Common stocks outside of these plans or in different names. You must execute and return all consent cards in order to vote all of the shares you own. As a GM Employee, your consent is important regardless of the number of shares you own."